Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Perfect Moment Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common stock, par value $0.0001 per share(3)	457(a)	2,875,000	$7.00	$20,125,000.00	0.00014760	$2,970.45
Fees to be paid	Equity	Underwritter’s warrants(4)	457(g)	—	—	—	—	—
Fees to be paid	Equity	Common Stock issuable upon exercise of the underwriters’ warrants (5)	457(g)	—	—	$1,257,812.50	0.00014760	$$185.65
Total Offering Amounts						$21,382,812.50		$3,156.10
Total Fees Previously Paid								$2,214.00	(6)
Total Fee Offsets								—
Net Fee Due								$942.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes 375,000 shares of common stock which may be issued or issuable upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Registrant has agreed to issue to the underwriters warrants to purchase the number of shares of common stock in the aggregate equal to five percent (5%) of the shares of common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the warrants is $1,257,812.50, which is equal to 125% of $1,006,250.00 (5% of $20,125,000.00).
(6)	The Registrant previously paid registration fees of $2,214.00 in connection with the initial filing of this Registration Statement on Form S-1 on October 10, 2023.